Exhibit 99.1

OneMedNet Announces Receipt of Nasdaq Notices Regarding Delayed Forms 10-Q

MINNEAPOLIS, September 12, 2024 (GLOBENEWSWIRE) – OneMedNet Corporation (Nasdaq: ONMD) (“OneMedNet” or the “Company”), the leading curator of regulatory-grade Real World Data (“RWD”), inclusive of electronic health records, laboratory results and, uniquely, medical imaging, today announced the Company received an expected notice (the “First Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, due to the Company’s failure to timely file its Form 10-Q for the fiscal quarter ended June 30, 2024 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all required periodic reports with the SEC.

On September 10, 2024, the Company received a notification letter (the “Second Notice”) from Nasdaq, which responded to the Company’s plan to regain compliance regarding its delinquent Form 10-Q for the fiscal quarter ended March 31, 2024 (the “Initial Delinquent Filing” and together with the Form 10-Q, the “Delinquent Filings”). In the Second Notice, Nasdaq grants the Company an exception until October 31, 2024 to file the Delinquent Filings with the SEC and regain compliance with the Rule. In the event the Company does not regain compliance with the Rule by October 31, 2024, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a hearings panel.

The Company continues to work diligently with its new auditor, WithumSmith+Brown, PC, to complete and file the Delinquent Filings as soon as practicable. The Company currently expects to prepare and file the Delinquent Filings on or before October 31, 2024, although there can be no guarantee that the Delinquent Filings are filed within the required timeframe.

Neither the Notices nor the Company’s non-compliance with the Listing Rule has an immediate effect on the listing or trading of the Company’s securities on Nasdaq, which will continue to trade on The Nasdaq Capital Market under the symbol “ONMD.” This announcement is made in compliance with the Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a notification of deficiency.

About OneMedNet Corporation

OneMedNet provides innovative solutions that unlock the significant value contained within the Real-World Data (“RWD”) repositories of over 1,400 healthcare system and provider sites that currently comprise its iRWD™ network. OneMedNet’s proprietary iRWD™ platform provides secure, comprehensive management of diverse clinical data types, including electronic health records, laboratory results, and uniquely, medical imaging. Employing its robust iRWD™ platform, the Company securely de-identifies, searches, and curates the clinical data, bringing a wealth of internal and third-party research opportunities to its drug, medical device and imaging/diagnostic AI development customers.

OneMedNet’s platform is designed to meet the clinical requirements necessary across various domains, including but not limited to rare diseases, oncology and cardiology. The Company is committed to delivering precise and robust research support services that span the entire continuum of care. This commitment is a cornerstone of OneMedNet’s strategy to enhance patient outcomes and help pave the next wave of healthcare innovation. For more information, please visit www.onemednet.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; our business prospects and opportunities; and our use of the net proceeds from the private placement, including whether we will purchase Bitcoin or any other digital assets and the holding period for any such purchases. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of OneMedNet; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

OneMedNet Contacts:

Michael Wong, Director of Marketing

Phone: 800.918.7189

Email: michael.wong@onemednet.com

SOURCE: ONEMEDNET CORPORATION